Exh. 99.2

News Release

OvaScience Prices $50 Million Public Offering of Common Stock

CAMBRIDGE, Mass., March 4, 2014 — OvaScienceSM, (NASDAQ: OVAS), a global life sciences company focused on the discovery, development and commercialization of new fertility treatments,  announced the pricing of $10.00 per share for its previously announced underwritten public offering of 5,000,000 shares of its common stock.  Gross proceeds to OvaScience from this offering are expected to be approximately $50 million, and the Company intends to use the net proceeds to fund OvaPrimeSM preclinical studies and the anticipated 2015 international launch, establish an international subsidiary, expand the AUGMENTSM international launch, and for other general corporate purposes.

OvaScience has granted the underwriters a 30-day option to purchase up to an additional 750,000 shares of common stock offered in the public offering to cover over-allotments, if any.  All of the shares in the offering will be sold by OvaScience.  The offering is expected to close on March 7, 2014, subject to customary closing conditions.  Leerink Partners LLC is acting as the sole book-running manager of the offering.  Co-Managers include Cantor Fitzgerald & Co., H.C. Wainwright & Co., LLC, JMP Securities LLC, Ladenburg Thalmann & Co. Inc., and Roth Capital Partners.

The public offering will be made pursuant to a shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission (“SEC”) and is effective.  A prospectus supplement and accompanying base prospectus relating to the offering has been filed with the SEC.  The offering is being made only by means of a prospectus and related prospectus supplement, copies of which, when available, may be obtained from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA, 02110, or by phone at 1-800-808-7525, ext. 4814, or by email at Syndicate@leerink.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About OvaScience

OvaScience (NASDAQ: OVAS) is a global life sciences company focused on the discovery, development and commercialization of new fertility treatments.

Forward-Looking Statements

This press release includes forward-looking statements about the closing of the public offering of the Company’s common stock, the Company’s anticipated use of proceeds in the event that the offering is consummated, prospects for the Company’s technology in addressing female infertility, the Company’s strategy, future plans and prospects, the development and commercialization of the Company’s product candidates, the Company’s planned international launch of AUGMENT, the Company’s plans to establish an international subsidiary, and the Company’s planned development and 2015 international launch of OvaPrime.. These statements constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those indicated by these as a result of various important factors, including risks related to: market conditions and the satisfaction of customary closing conditions related to the offering; the risk that the Company will not use the proceeds from the offering in the manner contemplated; our expectations regarding the regulatory approvals required for AUGMENT and OvaPrime outside of the United States and our expectation that AUGMENT and OvaPrime meet the requirements of a class of products exempt from premarket review and approval under applicable regulations in those countries where we plan to introduce AUGMENT and OvaPrime; the science underlying our product candidates (including AUGMENT, OvaPrime and OvaTure), which is unproven; our ability to obtain, maintain and protect intellectual property utilized by our products;  our ability to obtain additional funding to support our activities; our dependence on third parties, including our dependence on Intrexon Corporation; the successful development of, and ability to obtain regulatory approval for, our product candidates; our ability to develop our product candidates, including AUGMENT, OvaPrime and OvaTure, on the timelines we expect, if at all; our ability to commercialize our product candidates, including AUGMENT and OvaPrime, on the timelines we expect, if at all; competition from others; and our short operating history; as well as those risks more fully discussed in the “Risk Factors” section of our most recently filed Annual Report on Form 10-K, in addition to the risk factors that are included from time to time in any subsequent SEC filings, including the prospectus supplemtn related to the proposed offering to be filed with the SEC. The forward-looking statements contained in this press release reflect our current views with respect to future events.  We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our view as of any date subsequent to the date hereof.

Contact:

Theresa McNeely

EVP, Strategic Corporate Communications

OvaScience, Inc.

tmcneely@ovascience.com

617-299-7356